Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information is based on the historical financial information of BRP Group, Inc. (“BRP Group” or the “Company”), Insurance Risk Partners, LLC (“IRP”) and Rosenthal Bros., Inc. (“Rosenthal Bros”), and has been prepared to reflect the acquisition of IRP by Baldwin Krystyn Sherman Partners, LLC (“BKS”), a subsidiary of BRP Group, effective April 1, 2020 and the acquisition of Rosenthal Bros by BKS effective June 1, 2020 (collectively, the “IRP and Rosenthal Bros Partnerships”).
The unaudited pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2019 and the three months ended March 31, 2020 give effect to (i) the IRP and Rosenthal Bros Partnerships; and (ii) the acquisition of Lykes Insurance, Inc. (“Lykes”) effective March 1, 2019, Millennial Specialty Insurance LLC (“MSI”) effective April 1, 2019, Lanier Upshaw, Inc. (“Lanier”) effective January 1, 2020 and Highland Risk Services LLC (“Highland”) effective January 1, 2020, which are referred to collectively as the “Significant Historical Businesses Acquired.”
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 gives effect to the Partnership adjustments as if the IRP and Rosenthal Bros Partnerships occurred on March 31, 2020.
The unaudited pro forma financial information has been prepared by our management and is based on BRP Group’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma financial information below. The presentation of the unaudited pro forma condensed consolidated financial information is prepared in conformity with Article 11 of Regulation S-X.
Our historical financial information as of and for the three months ended March 31, 2020 has been derived from BRP Group’s unaudited financial statements and accompanying notes included in BRP Group's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 13, 2020. Our historical financial information for the year ended December 31, 2019 has been derived from BRP Group’s audited financial statements and accompanying notes included in BRP Group's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 24, 2020.
The pro forma adjustments are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the impact of the relevant transactions on the historical financial information of BRP Group. See the notes to unaudited pro forma condensed consolidated financial information below for a discussion of assumptions made. The pro forma adjustments that were made represent only those transactions that are directly attributable to the IRP and Rosenthal Bros Partnerships and the Significant Historical Businesses Acquired, factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of income (loss), expected to have a continuing impact on our results of operations. The unaudited pro forma condensed consolidated financial information does not purport to be indicative of our results of operations or financial position had the relevant transactions occurred on the dates assumed and does not project our results of operations or financial position for any future period or date.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•
audited historical consolidated financial statements of BRP Group as of and for the year ended December 31, 2019, and the related notes included in the Company's Annual Report on Form 10-K for the annual period ended December 31, 2019;

•
unaudited historical interim condensed consolidated financial statements of BRP Group as of and for the three months ended March 31, 2020 and the related notes included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•	audited historical financial statements of IRP as of and for the year ended December 31, 2019, and the related notes included as exhibit 99.1 to this Current Report on Form 8-K;

•	unaudited historical interim financial statements of IRP as of and for the three months ended March 31, 2020, and the related notes included as exhibit 99.2 to this Current Report on Form 8-K;

•	audited historical financial statements of Rosenthal Bros as of and for the year ended December 31, 2019, and the related notes included as exhibit 99.3 to this Current Report on Form 8-K; and

•
unaudited historical interim financial statements of Rosenthal Bros as of and for the three months ended March 31, 2020, and the related notes included as exhibit 99.4 to this Current Report on Form 8-K.

The pro forma adjustments for the IRP and Rosenthal Bros Partnerships and the Significant Historical Businesses Acquired are described in the notes to the unaudited pro forma condensed consolidated financial information, and principally include adjustments to the unaudited pro forma condensed consolidated statements of income (loss) to give effect to such acquisitions as if they occurred on January 1, 2019 and reflect pro forma adjustments to transaction expenses for such acquisitions.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the consolidated company that would have resulted had the IRP and Rosenthal Bros Partnerships been effective during the periods presented or the results that may be obtained by the consolidated company in the future. The unaudited pro forma condensed consolidated financial information as of and for the periods presented does not reflect future events that may occur after the IRP and Rosenthal Bros Partnerships, including, but not limited to, synergies or revenue enhancements arising from the IRP and Rosenthal Bros Partnerships. Future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2020

	Historical			Pro Forma Partnership Related Adjustments		Pro Forma BRP Group, Inc.
(in thousands)	BRP Group, Inc.	IRP	Rosenthal Bros
		A	A			(1)
Assets
Current assets:
Cash and cash equivalents	$52,125	$1,540	$884	$(7,051)	B	$47,498
Restricted cash	3,840	—	1,132	—		4,972
Premiums, commissions and fees receivable, net	71,637	3,158	5,583	—		80,378
Prepaid expenses and other current assets	3,287	12	109	—		3,408
Due from related parties	34	—	—	—		34
Total current assets	130,923	4,710	7,708	(7,051)		136,290
Property and equipment, net	4,027	124	477	—		4,628
Deposits and other assets	6,505	10	49	—		6,564
Intangible assets, net	111,264	—	1,968	41,335	C	154,567
Goodwill	197,531	—	—	86,823	C	284,354
Total assets	$450,250	$4,844	$10,202	$121,107		$586,403
Liabilities, Mezzanine Equity and Stockholders’/Members’ Equity (Deficit)
Current liabilities:
Premiums payable to insurance companies	$58,390	$4,301	$3,306	$—		$65,997
Producer commissions payable	9,681	23	1,953	—		11,657
Accrued expenses and other current liabilities	11,094	340	164	—		11,598
Current portion of contingent earnout liabilities	2,788	—	—	—		2,788
Current portion of long-term debt	—	1,361	—	(1,361)	D	—
Total current liabilities	81,953	6,025	5,423	(1,361)		92,040
Revolving line of credit	60,363	—	—	94,535	B	154,898
Long-term debt, less current portion	—	36	—	(36)	D	—
Contingent earnout liabilities, less current portion	51,067	—	—	13,129	E	64,196
Other liabilities	2,023	23	698	—		2,744
Total liabilities	195,406	6,084	6,121	106,267		313,878
Mezzanine equity:
Redeemable noncontrolling interest	39	—	—	—		39
Stockholders’/members’ equity (deficit):
Members’ deficit	—	(758)	—	758	F	—
Class A common stock	199	—	255	(255)	F	199
Class B common stock	4	—	—	—		4
Additional paid-in capital	90,443	—	—	—		90,443
Retained earnings (accumulated deficit)	(7,182)	(482)	3,826	(3,344)	G	(7,182)
Notes receivable from stockholders	(647)	—	—	—		(647)
Noncontrolling interest	171,988	—	—	17,681	F	189,669
Total stockholders’/members’ equity (deficit)	254,805	(1,240)	4,081	14,840		272,486
Total liabilities, mezzanine equity and stockholders’/members’ equity (deficit)	$450,250	$4,844	$10,202	$121,107		$586,403
__________

(1)	In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the IRP and Rosenthal Bros Partnerships as if each had occurred on March 31, 2020.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2020

	Historical			Transaction Adjustments
(in thousands, except per share data)	BRP Group, Inc.	IRP (three months unowned)	Rosenthal Bros (five months unowned)	IRP		Rosenthal Bros		Pro Forma BRP Group, Inc.
		H	H					(1)
Commissions and fees	$54,159	$960	$6,809	$—		$—		$61,928

Operating expenses:
Commissions, employee compensation and benefits	34,548	1,036	3,169	—		—		38,753
Other operating expenses	8,885	394	613	(184)	I	(95)	I	9,613
Amortization expense	3,596	—	53	259	J	721	J	4,629
Change in fair value of contingent consideration	1,661	—	—	—		—		1,661
Depreciation expense	165	9	43	—		—		217
Total operating expenses	48,855	1,439	3,878	75		626		54,873
Operating income (loss)	5,304	(479)	2,931	(75)		(626)		7,055

Other income (expense):
Interest income (expense)	(585)	(1)	1	(184)	K	(525)	K	(1,294)
Other expense	—	(2)	—	—		—		(2)
Total other income (expense)	(585)	(3)	1	(184)		(525)		(1,296)
Income (loss) before income taxes	4,719	(482)	2,932	(259)		(1,151)		5,759
Income tax provision	12	—	21	—		—		33
Net income (loss)	4,707	(482)	2,911	(259)		(1,151)		5,726
Net income (loss) attributable to noncontrolling interest	3,239	—	—	(91)		(190)		2,958
Net income (loss) attributable to controlling interest	$1,468	$(482)	$2,911	$(168)		$(961)		$2,768

Pro forma net income per share data: L
Pro forma net income available to Class A common stockholders per share
Basic								$0.14
Diluted								$0.14
Pro forma weighted-average shares of Class A common stock outstanding
Basic								19,482
Diluted								19,816
__________

(1)
In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to (i) the IRP and Rosenthal Bros Partnerships and (ii) the Significant Historical Businesses Acquired as if each had occurred on January 1, 2019.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical							Transaction Adjustments
(in thousands, except per share data)	BRP Group, Inc.	Lykes (two months unowned)	MSI (three months unowned)	Lanier	Highland	IRP	Rosenthal Bros	Lykes		MSI		Lanier		Highland		IRP		Rosenthal Bros		Pro Forma BRP Group, Inc.
		H	H	H	H	H	H													(1)
Commissions and fees	$137,841	$2,825	$7,828	$8,324	$13,173	$6,995	$19,021	$—		$—		$—		$—		$—		$—		$196,007

Operating expenses:
Commissions, employee compensation and benefits	96,955	1,054	5,206	5,544	12,315	3,866	10,899	—		—		—		—		—		—		135,839
Other operating expenses	24,576	262	470	2,171	539	1,393	1,841	(84)	I	(240)	I	(174)	I	(74)	I	—		—		30,680
Amortization expense	10,007	—	—	—	—	—	53	92	J	1,743	J	371	J	1,053	J	1,029	J	2,862	J	17,210
Change in fair value of contingent consideration	10,829	—	—	—	—	—	—	—		—		—		—		—		—		10,829
Depreciation expense	542	—	9	32	—	36	163	—		—		—		—		—		—		782
Total operating expenses	142,909	1,316	5,685	7,747	12,854	5,295	12,956	8		1,503		197		979		1,029		2,862		195,340
Operating income (loss)	(5,068)	1,509	2,143	577	319	1,700	6,065	(8)		(1,503)		(197)		(979)		(1,029)		(2,862)		667

Other income (expense):
Interest income (expense)	(10,640)	—	—	(59)	2	9	11	(558)	K	(1,010)	K	—		—		(751)	K	(2,159)	K	(15,155)
Loss on extinguishment of debt	(6,732)	—	—	—	—	—	—	—		—		—		—		—		—		(6,732)
Other income (expense)	3	—	—	131	2	(1)	(18)	—		—		—		—		—		—		117
Total other income (expense)	(17,369)	—	—	72	4	8	(7)	(558)		(1,010)		—		—		(751)		(2,159)		(21,770)
Income (loss) before income taxes	(22,437)	1,509	2,143	649	323	1,708	6,058	(566)		(2,513)		(197)		(979)		(1,780)		(5,021)		(21,103)
Income tax provision	17	—	—	—	—	—	93	—		—		—		—		—		—		110
Net income (loss)	(22,454)	1,509	2,143	649	323	1,708	5,965	(566)		(2,513)		(197)		(979)		(1,780)		(5,021)		(21,213)
Net loss attributable to noncontrolling interest	(13,804)	—	—	—	—	—	—	—		(523)		(74)		(432)		(360)		(755)		(15,948)
Net income (loss) attributable to controlling interest	$(8,650)	$1,509	$2,143	$649	$323	$1,708	$5,965	$(566)		$(1,990)		$(123)		$(547)		$(1,420)		$(4,266)		$(5,265)

Pro forma net loss per share data: L
Pro forma net loss available to Class A common stockholders per share - basic and diluted																				$(0.29)
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted																				17,917
__________

(1)
In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to (i) the IRP and Rosenthal Bros Partnerships and (ii) the Significant Historical Businesses Acquired as if each had occurred on January 1, 2019.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1. Description of Partnerships
On April 1, 2020, BKS, a subsidiary of BRP Group, acquired substantially all of the assets of IRP for consideration consisting of $26.6 million in cash, 814,340 shares of BRP Group’s Class B common stock, par value $0.0001, and the opportunity to receive additional contingent earnout consideration in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
In addition, on June 1, 2020, BKS acquired substantially all of the assets of Rosenthal Bros for consideration consisting of $75.0 million of cash, 1,164,393 shares of BRP Group’s Class B common stock, par value $0.0001, and maximum potential contingent earnout consideration of $30.8 million based upon the achievement of certain post-closing revenue focused performance measures.
2. Basis of Presentation
The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of BRP Group, IRP and Rosenthal Bros. The acquisition method of accounting is based on the accounting guidance on business combinations and uses the fair value concepts defined in the accounting guidance on fair value measurements. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at the date the acquisition is completed at its then-current market price. Accordingly, the assets acquired and liabilities assumed are recorded as of the acquisition date at their respective fair values and added to those of BRP Group. The financial statements and reported results of operations of BRP Group issued after completion of the IRP and Rosenthal Bros Partnerships will reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of IRP and Rosenthal Bros.
Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the IRP and Rosenthal Bros Partnerships and are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of income (loss) are based on items directly attributable to the IRP and Rosenthal Bros Partnerships, the Significant Historical Businesses Acquired and financing transactions, are factually supportable and expected to have a continuing impact on BRP Group. As a result, the unaudited pro forma condensed consolidated statements of income (loss) exclude acquisition costs and other costs that will not have a continuing impact on BRP Group, although these items are reflected in the unaudited pro forma condensed consolidated balance sheet.
The pro forma adjustments reflecting the IRP and Rosenthal Bros Partnerships under the acquisition method of accounting are based on estimates and assumptions. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the IRP and Rosenthal Bros Partnerships and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the unaudited pro forma condensed consolidated financial statements.
Certain amounts in IRP and Rosenthal Bros' historical balance sheet and statements of income (loss) have been conformed to BRP Group's presentation.
3. Accounting Policies
IRP and Rosenthal Bros are in the process of being integrated with the Company. This integration includes a review by BRP Group of IRP and Rosenthal Bros' accounting policies. As a result of that review, BRP Group may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements. At this time, BRP Group is not aware of any differences that would have a material impact on the consolidated financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the integration.

4. Purchase Price
The purchase price of the IRP and Rosenthal Bros Partnerships is as follows:

Consideration Transferred (in thousands)	IRP	Rosenthal Bros
Cash paid to owners	$26,600	$74,986
Class B common stock (814,340 and 1,164,393 shares)	7,533	10,148
Fair value of contingent earnout consideration	6,078	7,051
Total consideration transferred	$40,211	$92,185
5. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

A
On April 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of IRP for cash consideration of $26.6 million and fair value of noncontrolling interest of $7.5 million. The Partnership was made to expand the Company’s capabilities within the energy and infrastructure business. IRP will also have the opportunity to receive additional contingent earnout consideration in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.

On June 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Rosenthal Bros for cash consideration of $75.0 million and fair value of noncontrolling interest of $10.1 million. The Partnership was made to expand the Company’s capabilities within the real estate industry. The maximum potential contingent earnout consideration available to be earned by Rosenthal Bros is $30.8 million based upon the achievement of certain post-closing revenue focused performance measures.

B	Reflects the funding of cash consideration for the IRP and Rosenthal Bros Partnerships, which consisted the following:

(in thousands)	IRP	Rosenthal Bros
Cash on hand	$2,065	$4,986
Borrowings on revolving line of credit	24,535	70,000
Cash consideration paid	$26,600	$74,986

C
Reflects allocation of purchase price to record intangible assets and goodwill at their estimated fair value assuming the IRP and Rosenthal Bros Partnerships occurred on March 31, 2020. Reflects the pro forma allocations to intangible assets, which include $8.4 million of purchased customer accounts for IRP and $34.9 million of purchased customer accounts and trade names for Rosenthal Bros, offset in part by elimination of Rosenthal Bros' historical intangible assets of $2.0 million. Reflects the pro forma allocations to goodwill, which include $31.7 million and $55.1 million related to IRP and Rosenthal Bros, respectively.

Management has determined that the remaining assets and liabilities acquired approximate their fair values for purposes of a preliminary purchase price allocation in the accompanying unaudited pro forma condensed consolidated financial statements. The final allocation of purchase price may differ significantly from these amounts.

D	Reflects the elimination of IRP's debt, which was settled with proceeds from the closing of the acquisition of IRP by BRP Group.

E	Represents the pro forma adjustments to reflect the estimated contingent earnout consideration exchanged in the IRP and Rosenthal Bros Partnerships.

F
Reflects the elimination of IRP's historical members' deficit and Rosenthal Bros' historical stockholders' common stock, offset by the issuance of Class B common stock to IRP and Rosenthal Bros as a form of rollover equity consideration:

(in thousands)	IRP	Rosenthal Bros
Eliminate IRP's historical members' deficit and Rosenthal Bros' historical common stock	$758	$(255)
Record adjustment to noncontrolling interest for Class B common stock issuance	7,533	10,148
Total adjustments to members' deficit, common stock and noncontrolling interest	$8,291	$9,893

G	Reflects the elimination of IRP and Rosenthal Bros' historical retained earnings at March 31, 2020.
6. Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) Adjustments

H
On March 1, 2019, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Lykes for cash consideration of $36.0 million and fair value of noncontrolling interest of $1.0 million. The Partnership was made to expand the Company’s Middle Market business presence in Florida. As a result of the Lykes Partnership, the Company recognized goodwill in the amount of $28.7 million.

On April 1, 2019, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of MSI for cash of $45.5 million, fair value of contingent earnout consideration of $25.6 million, fair value of noncontrolling interest of $31.0 million and a trust balance adjustment of $1.1 million. The Partnership was made to obtain access to certain technology and invest in executive talent for building and growing the MGA of the Future, and to apply its functionality to other insurance placement products, as well as to expand the Company’s market share in specialty renter’s insurance. MGA of the Future is a national renter’s insurance product distributed via sub-agent partners and property management software providers, which has expanded distribution capabilities for new products through the Company’s wholesale and retail networks. As a result of the MSI Partnership, the Company recognized goodwill in the amount of $53.8 million. The maximum potential contingent earnout consideration available to be earned by MSI is $61.5 million.
On January 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Lanier for cash consideration of $24.5 million and fair value of noncontrolling interest of $6.1 million. The Partnership was made to expand the Company’s private risk management business presence in Florida. The maximum potential contingent earnout consideration available to be earned by Lanier is $11.0 million.
On January 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Highland for cash consideration of $6.5 million and fair value of noncontrolling interest of $3.4 million. The Partnership was made to expand the Company’s specialty in the healthcare wholesale space. The maximum potential contingent earnout consideration available to be earned by Highland is $2.5 million.
On April 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of IRP for cash consideration of $26.6 million and fair value of noncontrolling interest of $7.5 million. The Partnership was made to expand the Company’s capabilities within the energy and infrastructure business. IRP will also have the opportunity to receive additional contingent earnout consideration in cash and Class A common stock based upon the achievement of certain post-closing revenue focused performance measures.
On June 1, 2020, the Company acquired certain assets and intellectual and intangible rights and assumed certain liabilities of Rosenthal Bros for cash consideration of $75.0 million and fair value of noncontrolling interest of $10.1 million. The Partnership was made to expand the Company’s capabilities within the real estate industry. The maximum potential contingent earnout consideration available to be earned by Rosenthal Bros is $30.8 million based upon the achievement of certain post-closing revenue focused performance measures.

I
For the three months ended March 31, 2020, reflects the pro forma adjustment to remove transaction expenses including due diligence and attorneys’ fees incurred in connection with the acquisitions of IRP and Rosenthal Bros.

For the year ended December 31, 2019, reflects the pro forma adjustment to remove transaction expenses including due diligence and attorneys’ fees incurred in connection with the acquisitions of Lykes, MSI, Lanier and Highland.

J
For the three months ended March 31, 2020, reflects the pro forma adjustment to amortization expense related to purchased customer accounts recorded in connection with the acquisition of IRP in April 2020 and purchased customer accounts and trade names recorded in connection with the acquisition of Rosenthal Bros in June 2020.

For the year ended December 31, 2019, reflects the pro forma adjustment to amortization expense related to purchased customer accounts recorded in connection with the acquisitions of Lykes in March 2019, Lanier in January 2020 and IRP in April 2020; software, purchased carrier relationships, purchased distributor relationships, trade names, and purchased customer accounts recorded in connection with the acquisition of MSI in April 2019; purchased carrier relationships, trade names, and purchased distributor relationships recorded in connection with the acquisition of Highland in January 2020; and purchased customer accounts and trade names recorded in connection with the acquisition of Rosenthal Bros in June 2020.
The intangible assets acquired have the following useful lives:

Intangible Assets	Useful Life (in years)
Purchased customer accounts (Rosenthal Bros)	20
Purchased customer accounts (Lykes, Lanier and IRP)	15
Purchased customer accounts (MSI)	5
Software	5
Purchased carrier relationships (MSI)	20
Purchased carrier relationships (Highland)	0.75
Purchased distributor relationships (MSI and Highland)	20
Trade names (MSI, Highland and Rosenthal Bros)	5
Amortization expense over the next five years for each of the acquisitions as of March 31, 2020 is as follows:

	Amortization Expense Over the Next Five Years
(in thousands)	Year 1	Year 2	Year 3	Year 4	Year 5
Lykes	$982	$939	$857	$763	$679
MSI	6,935	7,259	7,556	3,163	1,193
Lanier	373	380	388	396	404
Highland	726	410	421	422	403
IRP	1,029	1,035	994	920	825
Rosenthal Bros	2,372	2,876	2,834	2,735	2,724

K
For the three months ended March 31, 2020, reflects the pro forma adjustment to interest expense related to the incremental debt borrowed in connection with the acquisitions of IRP in April 2020 and Rosenthal Bros in June 2020.

For the year ended December 31, 2019, reflects the pro forma adjustment to interest expense related to the incremental debt borrowed in connection with the acquisitions of Lykes in March 2019, MSI in April 2019, IRP in April 2020 and Rosenthal Bros in June 2020. An adjustment was not made for the Lanier and Highland Partnerships, which were funded with cash on the balance sheet.

(in thousands)	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2019
Interest on revolving lines of credit	$709	$3,430
Interest on related party debt	—	636
Pro forma cash interest expense	709	4,066
Amortization of capitalized debt issuance costs	—	412
Total pro forma interest expense	$709	$4,478

L
Pro forma basic net income (loss) per share is computed by dividing the pro forma net income (loss) available to Class A common stockholders by the weighted-average shares of Class A common stock outstanding during the period. Pro forma diluted net income (loss) per share is computed by adjusting the net loss available to Class A common stockholders and the weighted-average shares of Class A common stock outstanding to give effect to potentially dilutive securities. The calculation of diluted net loss per share excludes 45,523,095 shares of Class B common stock that are convertible into Class A common stock under the “if-converted” method as the inclusion of such shares would have an anti-dilutive effect to the periods presented. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net income (loss) per share.

(in thousands, except per share data)	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2019
Pro forma basic and diluted net income (loss) per share
Numerator
Net income (loss)	$5,726	$(21,213)
Less: net income (loss) attributable to noncontrolling interest	2,958	(15,948)
Pro forma net income (loss) attributable to Class A common stockholders - basic and diluted	$2,768	$(5,265)

Denominator
Shares of Class A common stock outstanding	19,482	17,917
Pro forma weighted-average shares of Class A common stock outstanding - basic	19,482	17,917

Pro forma weighted-average shares of Class A common stock outstanding - basic	19,482	17,917
Dilutive effect of unvested restricted shares of Class A common stock	334	—
Pro forma weighted-average shares of Class A common stock outstanding - diluted	19,816	17,917

Pro forma net income (loss) per share - basic	$0.14	$(0.29)
Pro forma net income (loss) per share - diluted	$0.14	$(0.29)